        [LETTERHEAD OF SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN LLP]





                                                 May 6, 1997



Ultrafem, Inc.
500 Fifth Avenue, Suite 3620
New York, NY  10110

Dear Ladies and Gentlemen:

         On the date hereof, Ultrafem, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission (the "Commission") Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 (Registration No. 333-11995) and Post-Effective Amendment No. 5 on Form S-3 to Registration Statement on Form S-1 (Registration No. 33-97960) (collectively, the "Registration Statement") relating to the sale by by certain securityholders of an additional 527,351 shares of common stock, par value $.001 per share (the "Common Stock"), of Company issuable upon the exercise of outstanding options and warrants to purchase Common Stock (the "Securities") which were granted by the Company to such holders (the "Securityholders"). An opinion regarding the balance of the shares of Common Stock being registered on behalf of certain stockholders was filed as exhibits to Amendment No. 4 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Commission on February 22, 1996 and Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-11995) and Post-Effective Amendment No. 3 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Commission on November 8, 1996. This opinion is an exhibit to the Registration Statement.

         We note that we are members of the Bar of the State of New York and do not represent ourselves to be experts in the laws of any other state or jurisdiction. Insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law, except that our opinion as to the due incorporation and valid existence of the Company is based solely upon a Certificate of Good Standing dated April 29, 1997 obtained from the Secretary of State of the State of Delaware. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation and all amendments thereto, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware and has authorized capital stock consisting of 70,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $.001 per share.

         2. The 527,351 shares of Common Stock to be sold by the Securityholders, which are issuable upon the exercise of the Securities, have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the applicable Securities, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion, and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

                                       Very truly yours,


                            /s/ Shereff Friedman Hoffman & Goodman, LLP
                            SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP


SFH&G:GA:SMZ:ALK